UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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LEE ENTERPRISES, INCORPORATED

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Lee Enterprises Board of Directors Unanimously Rejects

Unsolicited Proposal from Alden

Determines Opportunistic Proposal Grossly Undervalues Lee

and is not in the Best Interests of the Company and its Shareholders

DAVENPORT, Iowa – December 9, 2021 – Lee Enterprises, Incorporated (NASDAQ: LEE) (“Lee” or the “Company”) today announced that its Board of Directors has unanimously rejected the unsolicited, nonbinding proposal received from Alden Global Capital, LLC (together with its affiliates, “Alden”) on November 22, 2021 to purchase the Company for $24.00 per share in cash.

After careful consideration with its financial and legal advisors, Lee’s Board determined that Alden’s proposal grossly undervalues Lee and is not in the best interests of the Company and its shareholders.

“The Alden proposal grossly undervalues Lee and fails to recognize the strength of our business today, as the fastest-growing digital subscription platform in local media, and our compelling future prospects,” said Lee Chairman Mary Junck. “We remain confident in our ability to create significant value as an independent company and are focused on our Three Pillar Digital Growth Strategy, detailed earlier this year. We have demonstrated accelerating momentum across our platforms as we execute our plan.”

Junck added, “The core of Lee’s strength and competitive advantage is steadfast commitment to high-quality local news that is deeply valued in the communities we serve. With a nimble, digital-first mindset, we are leveraging our brands and attractive market position, solid balance sheet, established digital infrastructure and digital marketing expertise, and talented team to drive recurring revenue growth and strong cash flow performance. Our digital transformation is well underway with strong momentum, as shown in our fourth quarter fiscal 2021 results reported today.”

In a separate press release issued today, Lee reported strong fourth quarter fiscal 2021 results with continued operating revenue and Adjusted EBITDA growth driven by 37% growth in digital revenue, 65% growth in digital-only subscriptions and 71% growth in revenues from Amplified, Lee’s full-service digital marketing agency. The Company also continued to strengthen its balance sheet through responsible cost management and debt repayment.

J.P. Morgan is acting as financial advisor and Kirkland & Ellis LLP and Lane & Waterman LLP are acting as legal advisors to Lee.

About Lee Enterprises

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee’s newspapers have average circulation of 1.0 million, and our legacy website, including acquisitions, reach more than 47 million digital unique visitors. Lee’s markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

Additional Information and Where to Find It

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.lee.net.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended September 27, 2020 filed with the SEC on December 11, 2020 and (b) proxy statement filed with the SEC on January 15, 2021 with respect to the Company’s 2021 Annual Meeting of Shareholders, as amended by the amendment to the proxy statement filed with the SEC on February 11, 2021. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2022 Annual Meeting of Shareholders.

Investor Contact IR@lee.net (563) 383-2100	Media Contact Jamie Tully/Jenny Gore Sard Verbinnen & Co Lee-SVC@sardverb.com

Employee Email

To: All Lee Employees

From: Kevin Mowbray

Subject: Updates from Kevin

Dear Team,

Today we announced strong fourth quarter and full year 2021 financial results, which clearly demonstrate the accelerating momentum we have delivered across our platforms since we launched our Three Pillar Digital Growth Strategy earlier this year. Simply put, we achieved these results because of you. I am profoundly grateful to work alongside such a deeply talented group of people, united by a commitment to local journalism that matters.

In a separate press release issued today, we announced that Lee’s Board of Directors has unanimously rejected the unsolicited proposal from Alden Global Capital to purchase the Company. Consistent with its obligation to evaluate a proposal of this nature, the Board carefully considered Alden’s proposal in consultation with its financial and legal advisors and determined that it grossly undervalues Lee and is not in the best interests of the Company and its shareholders.

Our Board is confident we have the right strategic plan in place to leverage our attractive market position, financial strength and established digital capabilities and infrastructure to drive further growth and value for shareholders.

Both of these press releases are available in our online newsroom here.

I am proud of the resilience of our team, our powerful brands and – most importantly – the organization’s deep-rooted commitment to consistently delivering high-quality, impactful journalism to the communities we serve.

Thanks for all that you do.

Sincerely,

Kevin D. Mowbray

President and Chief Executive Officer

Additional Information and Where to Find It

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.lee.net.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended September 27, 2020 filed with the SEC on December 11, 2020 and (b) proxy statement filed with the SEC on January 15, 2021 with respect to the Company’s 2021 Annual Meeting of Shareholders, as amended by the amendment to the proxy statement filed with the SEC on February 11, 2021. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2022 Annual Meeting of Shareholders.